UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 6, 2004

                         ------------------------------

                          COMMISSION FILE NO. 33-75758

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                 TEXAS                                 75-2533518
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


  SUITE 210, LB 59, 8080 NORTH CENTRAL EXPRESSWAY, DALLAS, TEXAS       75206
             (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (214) 891-8294

Item 5.  Other Events and Regulation FD Disclosure

     Renaissance Capital Growth & Income Fund III, Inc. (the "Fund") is filing this report on Form 8-K to announce that the Nasdaq Stock Market ("Nasdaq") has determined to delist the Fund's securities.

     By letter dated July 6, 2004 (the "Decision"), Nasdaq informed the Fund that it has determined to delist the Fund's securities from Nasdaq effective with the open of business on Thursday, July 8, 2004. The Decision indicates that the reasons for this determination include the Funds failure to file with the Securities and Exchange Commission (the "SEC") a Form 10-K for the fiscal year ended December 31, 2003 and a Form 10-Q for the quarter ended March 31, 2004. A full discussion of the background and circumstances responsible for the Fund's inability to file its Form 10-K and Form 10-Q is contained in the Fund's Form 8-K dated June 18, 2004.


     Nasdaq acknowledged that the filing delinquencies do not appear to have resulted from any fraud or intentional misconduct at the Fund.

     The Fund's securities will not be immediately eligible to trade on the OTC Bulletin Board because the Fund is not current with respect to its Form 10-K and Form 10-Q filings, and will therefore trade in the "pink sheets." In this case, brokers should be able to provide the current trading price of the Fund's shares.

     The Fund will have the opportunity to re-list its common stock on The Nasdaq National Market if it files its Form 10-K and Form 10-Q by September 7, 2004, and meets other relevant listing criteria.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2004            Renaissance Capital Growth & Income Fund III, Inc.
                                 (Registrant)


                              By:   /s/ Russell Cleveland
                                 ---------------------------------------------